Van Kampen Value Municipal Income Trust
                          Item 77(O) 10F-3 Transactions
                       April 1, 2003 - September 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts

                                                                        UBS
California                                                           Financial
Infrastruc                                                            Services
 ture and                                                               Inc,
 Economic                                                            Citigroup,
Developmen                                                            Merrill
t Bank Bay  08/06/  11,930   $97.27 $1,160,4  5,000,  0.431%   0.83   Lynch &
Area Toll     03     ,040              35,      000             1%      Co,
 Bridges                               000                            Fidelity
 Seismic                                                              Capital
 Retrofit                                                             Markets,
 Revenue                                                               First
  Bonds,                                                               Albany
  Series                                                               Corp,
  2003A                                                               Goldman
First Lien                                                             Sachs,
  Bonds                                                                Great
                                                                      Pacific
                                                                     Securities
                                                                         ,
                                                                     Henderson
                                                                      Capital
                                                                     Partners,
                                                                     JP Morgan,
                                                                        Lam
                                                                     Securities
                                                                     Investment
                                                                     s, Lehman
                                                                     Brothers,
                                                                       Morgan
                                                                      Stanley,
                                                                       Prager
                                                                      Sealy &
                                                                     Co, Quick
                                                                     & Reilly,
                                                                      RBC Dain
                                                                     Rauscher,
                                                                       Rewood
                                                                     Securities
                                                                       Group,
                                                                      Roberts
                                                                      and Ryan
                                                                     Investment
                                                                       s and
                                                                      Stone &
                                                                     Youngberg
                                                                        LLC


   State
  Public                                                                Bear
  School                                                              Stearns,
 Building                                                              Janney
Authority                                                            Montgomery
(Commonwea                                                           , Arthurs
  lth of    08/14/  6,041,   $97.35 $588,140  5,000,  0.0850   0.85  Lestrange
Pennsylvan    03      499             ,000      000      %      9%   & Company,
ia) School                                                           Banc One,
  Lease                                                               Commerce
 Revenue                                                              Capital,
Bonds (The                                                             Morgan
  School                                                              Stanley,
 District                                                             Raymond
    of                                                                 James,
Philadelph                                                            Siebert
    ia                                                               Brandford
 Project)                                                             Shank &
  Series                                                                Co,
   2003                                                               Wachovia
                                                                     Bank, Iron
                                                                      Capital
                                                                      Markets,
                                                                        Loop
                                                                      Capital
                                                                      Markets,
                                                                      Merrill
                                                                       Lynch,
                                                                       Morgan
                                                                      Keegan,
                                                                      NatCity
                                                                     Investment
                                                                       s, PNC
                                                                      Capital
                                                                      Markets,
                                                                      RBC Dain
                                                                     Rauscher,
                                                                      and UBS